UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 12, 2017 (June 1, 2017)

ECOLOCAP SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52256
(Commission File No.)

1250 S. Grove Avenue, Suite 308
Barrington, Illinois   60010
(Address of principal executive offices and Zip Code)

(866) 479-7041
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01          DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRAGNEMENTS OF CERTAIN OFFICERS.

Effective June 1, 2017, James Kwak will replace Michael Siegel as our new president and chief executive officer.  Mr. Siegel will remain a member of our board of directors and will assume a new role as chief technology officer.

Mr. Kwak is currently our chief operating officer and will continue in that position as well as assuming the positions of president and chief executive officer.   As chief operating officer, Mr. Kwak is responsible for creating new business opportunities, nurturing relationships along with pitching our technologies domestically and globally. He also is the president of a growing start up Internet Business company that specializes in Web Apps, SEO, and Web development that focuses on plastic surgeons and other high end businesses.  From 2007 to 2014, James built a book of business for the electronics division of Hanscom K.   He most recently licensed and sold this book of business to a competitor in 2015.

There are no material plans, contracts or arrangements to which Mr. Kwak is a party.

Mr. Kwak is the son of Jeung Kwak, our chairman and director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 15th day of May 2017.

ECOLOCAP SOLUTIONS INC.

BY:	MICHAEL SIEGEL
Michael Siegel
Principal Executive Officer and a member of the Board of Directors